                                                                    Exhibit 23.1

           [LETTERHEAD OF PETER MESSINEO CERTIFIED PUBLIC ACCOUNTANT]

            Consent of Independent Registered Public Accounting Firm

I  consent  to the  inclusion  in the  Prospectus,  of which  this  Registration
Statement on Form S-1 is a part, of the report dated June 15, 2012,  relative to the financial  statements of Personality  Software Systems,  Inc., as of May 31,
2012 and for the period April 24, 2012 (date of inception) through May 31, 2012.

I also consent to the  reference to my firm under the caption  "Experts" in such
Registration Statement.

/s/ Peter Messineo, CPA
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Peter Messineo, CPA
Palm Harbor Florida
June 28, 2012